SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 25, 2004

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS	0-12138	04-2619298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

39 BRIGHTON AVENUE, ALLSTON, MASSACHUSETTS		02134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

On August 25, 2004, Hamilton on Main, LLC (the “Buyer”), an entity in which the Registrant has a fifty percent (50%) interest, acquired an apartment complex consisting of two hundred eighty (280) residential units, consisting of twenty eight (28) studios, one hundred nine (109) one bedroom and one hundred forty three (143) two bedroom apartments in six (6) buildings, and the four and two-tenths (4.2) acre parcel it is located on in Watertown, Massachusetts to be known as Hamilton on Main (the “Property”).  The Property was acquired from Pilot Watertown Apartments LLC.  The seller has no relationship to the Registrant or any of its affiliates.

The total purchase price for the Property was Fifty Six Million Dollars ($56,000,000), and was determined in arm’s length negotiations.  Each of the Registrant and Harold Brown, the treasurer of the General Partner of the Registrant, made capital contributions of Eight Million Dollars ($8,000,000) to the Buyer, and the Buyer used the Sixteen Million Dollars ($16,000,000) of capital contributions to partially fund the purchase price for the Property.  The Registrant financed its capital contribution from operating cash and cash reserves.  The Buyer financed the rest of the purchase price for the Property by obtaining a loan in the amount of Forty Million Dollars ($40,000,000) from Key Bank Real Estate Capital.  This loan also provides for advances up of to an additional Three Million Dollars ($3,000,000) for unit renovations and base building repairs.  The loan has a three (3) year term, bears interest at the rate of the lower of LIBOR plus two hundred ten (210) basis points or the “Prime” rate, and is non-recourse to the Registrant (subject to certain customary carve-outs).  The loan requires minimum repayment of Two Million Four Hundred Thousand Dollars ($2,400,000) in principal within two (2) years of the closing date, and an additional Two Million Four Hundred Thousand Dollars ($2,400,000) in principal within three (3) years of the closing date (collectively, the “Curtailment Payments”).  The Buyer anticipates that it will sell up to one half of the units as condominiums to fund these required Curtailment Payments.

On August 2, 2004, the Registrant’s Advisory Committee conducted a meeting during which it approved the Registrant’s investment in the Buyer, as required under the Registrant’s Second Amended and Restated Contract of Limited Partnership.  Such approval is required for any investments by the Registrant in participation with either or both of the Registrant’s original general partners, Harold Brown and Ronald Brown.

As required by the lender, Harold Brown has provided a limited repayment guarantee equal to twenty percent (20%) of the outstanding balance, reducing to zero percent (0%) upon the completion of the Curtailment Payments.  In the event that Harold Brown is obligated to make payments to the lender as a result of this guaranty, the Registrant in turn has agreed to indemnify Harold Brown for one-half of any such payments.

Item 9.01   Financial Statements, Pro Forma Financial Information and Exhibits.

At the time of the filing of this Current Report on Form 8-K, the financial statements and pro forma financial information relating to the acquisition described above were not available. Such financial statements and pro forma financial information will be included in an amendment to this Current Report as soon as they are made available by the Registrant’s accountants.

The exhibit listed in the exhibit index following the signature on this Current Report are attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

By: NewReal, Inc., its General Partner

	By:	/s/ RONALD BROWN
Date September 9, 2004		Ronald Brown, its President

EXHIBITS

Exhibit Number	Description

99.1	Purchase and Sale Agreement